                                                                      EXHIBIT 11

                        ITT CORPORATION AND SUBSIDIARIES

                       CALCULATION OF EARNINGS PER SHARE
                         (In millions except per share)

                                                                                 SIX MONTHS
                                                                                    ENDED
                                                                                  JUNE 30,
                                                                               ---------------
                                                                               1995      1994
                                                                               -----     -----
PRIMARY BASIS --
  Net income...............................................................    $ 840     $ 460
  ESOP preferred dividends -- net of tax...................................      (17)      (17)
                                                                               -----     -----
Net income applicable to primary earnings per share........................    $ 823     $ 443
                                                                               -----     -----
  Average common shares outstanding........................................      106       117
  Common shares issuable in respect to common stock equivalents............        1         2
                                                                               -----     -----
  Average common equivalent shares.........................................      107       119
                                                                               -----     -----
Earnings Per Share
  Continuing operations....................................................    $ .69     $ .68
  Discontinued operations..................................................     6.97      3.16
  Cumulative effect of accounting changes..................................       --      (.10)
                                                                               -----     -----
  Net income...............................................................    $7.66     $3.74
                                                                               -----     -----
FULLY DILUTED BASIS --
  Net income applicable to primary earnings per share......................    $ 823     $ 443
  ESOP preferred dividends -- net of tax...................................       17        17
  If converted ESOP expense adjustment -- net of tax benefit...............      (10)      (10)
                                                                               -----     -----
  Net income applicable to fully diluted earnings per share................    $ 830     $ 450
                                                                               -----     -----
  Average common equivalent shares.........................................      107       119
  Additional common shares issuable assuming full dilution.................       10         9
                                                                               -----     -----
  Average common equivalent shares assuming full dilution..................      117       128
                                                                               -----     -----
Earnings Per Share
  Continuing operations....................................................    $ .69     $ .69
  Discontinued operations..................................................     6.39      2.91
  Cumulative effect of accounting changes..................................       --      (.09)
                                                                               -----     -----
  Net income...............................................................    $7.08     $3.51
                                                                               -----     -----

     The Series N convertible preferred stock is considered a common stock equivalent. With respect to options, it is assumed that the proceeds to be received upon exercise are used to acquire common stock of the Corporation. The calculation impact of dilutive securities is determined quarterly based on the forecast of annual earnings.

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